                                                                    EXHIBIT 5.1



                          PILLSBURY MADISON & SUTRO LLP
                                50 Fremont Street
                             San Francisco, CA 94105
                               Tel: (415) 983-1000


                                  April 3, 2000



LodgeNet Entertainment Corporation
3900 West Innovation Street
Sioux Fall, South Dakota 57107

         Re:      Registration Statement on Form S-8

Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by LodgeNet Entertainment Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 1,550,000 shares of the Company's Common Stock issuable pursuant to the Company's Stock Option Plan (the "Stock Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Stock Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,



                                          PILLSBURY MADISON & SUTRO LLP